Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	April 26, 2011
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2011 FIRST QUARTER EARNINGS AND INCREASES 2011 FULL YEAR

EARNINGS GUIDANCE

Consolidated Results of Operations - Three-month periods ended March 31, 2011 and 2010:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that net income attributable to UHS was $114.2 million, or $1.15 per diluted share, during the first quarter of 2011 as compared to $71.8 million, or $.73 per diluted share, during the comparable prior year quarter. Net revenues increased 42% to $1.91 billion during the first quarter of 2011 as compared to $1.35 billion during the first quarter of 2010. The increase in net revenues during the first quarter of 2011, as compared to the comparable quarter of the prior year, was due primarily to the revenues generated at the behavioral health care facilities acquired from Psychiatric Solutions, Inc. in November, 2010.

“For the last two years, the overall weakness in the economy has created a very challenging operating environment, most particularly for our acute care hospitals”, said Alan B. Miller, Chief Executive Officer. “Although we remain cautious about the strength of the underlying economic recovery, we are extremely encouraged by the improvement in some of our payor mix trends in early 2011. Additionally, we remain excited with the fundamentals in the behavioral segment and the robust performance of, what is now, the premier behavioral health platform in the nation.”

Acute Care Services - Three-month periods ended March 31, 2011 and 2010:

At our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 0.6% while adjusted patient days increased 2.2% during the first quarter of 2011, as compared to the first quarter of 2010. Net revenues at these facilities increased 6.6% during the first quarter of 2011 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission increased 5.9% while net revenue per adjusted patient day increased 4.3% during the first quarter of 2011 as compared to the comparable quarter of the prior year. On a same facility basis, the operating margin (net revenues less salaries, wages and benefits, other operating expenses, supplies expense and provision for doubtful accounts) at our acute care hospitals increased to 18.0% during the first quarter of 2011 as compared to 16.1% during the first quarter of 2010. The increased operating margin for our acute care facilities during the first quarter of 2011, as compared to the comparable quarter of the prior year, was due primarily to improvements in the operating environments of several of the markets in which we operate, including Las Vegas, Nevada.

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net.

Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $223 million and $176 million during the three-month periods ended March 31, 2011 and 2010, respectively.

Behavioral Health Care Services - Three-month periods ended March 31, 2011 and 2010:

At our behavioral health care facilities, on a same facility basis, adjusted admissions increased 6.4% while adjusted patient days increased 1.8% during the first quarter of 2011 as compared to the first quarter of 2010. Net revenues at these facilities increased 6.5% during the first quarter of 2011 as compared to the comparable quarter in the prior year. At these facilities, net revenue per adjusted admission increased 0.1% while net revenue per adjusted patient day increased 4.6% during the first quarter of 2011 over the comparable prior year quarter. The operating margin at our behavioral health care facilities owned during both periods increased to 26.3% during the first quarter of 2011 as compared to 26.0% during the first quarter of 2010.

2011 Full Year Guidance Increased to $3.85 to $4.00 Per Diluted Share:

Based upon the operating trends and financial results experienced during the first three months of 2011, we are increasing our range of 2011 full year guidance for earnings per diluted share attributable to UHS to $3.85 to $4.00, representing a $.20 per diluted share increase over the previously provided range of $3.65 to $3.80 per diluted share. Our projected net revenues for 2011 remain unchanged at $7.6 billion to $7.7 billion

This guidance range is subject to certain conditions including those as set forth below in General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures.

Conference Call Information:

We will hold a conference call for investors and analysts at 9:00 a.m. (eastern time) on April 27, 2011. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on April 27, 2011 and will continue through midnight on May 11, 2011. The recording can be accessed by calling 1-800-642-1687 and entering the pass code 59918801. A live broadcast of the call will be available on our web site at www.uhsinc.com. The webcast will also be available through Thompson StreetEvents Network at www.earnings.com or www.streetevents.com, a password-protected event management site for institutional investors.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for

the year ended December 31, 2010), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2010. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2011	2010

Net revenues	$1,910,528	$1,347,153

Operating charges:
Salaries, wages and benefits	845,864	578,926
Other operating expenses	349,446	247,028
Supplies expense	207,170	183,816
Provision for doubtful accounts	153,116	125,390
Depreciation and amortization	71,351	53,511
Lease and rental expense	23,168	17,934

	1,650,115	1,206,605

Income from operations	260,413	140,548
Interest expense, net	56,417	12,377

Income before income taxes	203,996	128,171
Provision for income taxes	74,009	45,409

Net income	129,987	82,762
Less: Income attributable to noncontrolling interests	15,794	10,943

Net income attributable to UHS	$114,193	$71,819

Basic earnings per share attributable to UHS (a)	$1.17	$0.74

Diluted earnings per share attributable to UHS (a)	$1.15	$0.73

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2011	2010

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$114,193	$71,819
Less: Net income attributable to unvested restricted share grants	(149)	(315)

Net income attributable to UHS - basic and diluted	$114,044	$71,504

Weighted average number of common shares - basic	97,381	96,539

Basic earnings per share attributable to UHS:	$1.17	$0.74

Weighted average number of common shares	97,381	96,539
Add: Other share equivalents	1,487	911

Weighted average number of common shares and equiv. - diluted	98,868	97,450

Diluted earnings per share attributable to UHS:	$1.15	$0.73

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended March 31, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended		Three months ended
	March 31, 2011		March 31, 2010

Net revenues	$1,910,528	100.0%	$1,347,153	100.0%

Operating charges:
Salaries, wages and benefits	845,864	44.3%	578,926	43.0%
Other operating expenses	349,446	18.3%	247,028	18.3%
Supplies expense	207,170	10.8%	183,816	13.6%
Provision for doubtful accounts	153,116	8.0%	125,390	9.3%

	1,555,596	81.4%	1,135,160	84.3%

Operating income/margin (“EBITDAR”)	354,932	18.6%	211,993	15.7%

Lease and rental expense	23,168		17,934
Income attributable to noncontrolling interests	15,794		10,943

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	315,970		183,116

Depreciation and amortization	71,351		53,511
Interest expense, net	56,417		12,377

Income before income taxes	188,202		117,228
Provision for income taxes	74,009		45,409

Net income attributable to UHS	$114,193		$71,819

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$52,076	$29,474
Accounts receivable, net	940,803	837,820
Supplies	95,129	94,330
Other current assets	81,079	130,060
Deferred income taxes	118,671	120,834
Assets of facilities held for sale	113,426	118,598

Total current assets	1,401,184	1,331,116

Property and equipment	4,880,795	4,853,972
Less: accumulated depreciation	(1,640,993)	(1,601,005)

	3,239,802	3,252,967

Other assets:
Goodwill	2,596,292	2,589,914
Deferred charges	125,644	108,660
Other	250,152	245,279

	$7,613,074	$7,527,936

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$3,033	$3,449
Accounts payable and accrued liabilities	821,413	819,334
Liabilities of facilities held for sale	3,581	3,516
Federal and state taxes	9,155	0

Total current liabilities	837,182	826,299

Other noncurrent liabilities	376,844	380,649
Long-term debt	3,850,859	3,912,102
Deferred income taxes	185,267	173,354

Redeemable noncontrolling interest	223,819	211,761

UHS common stockholders’ equity	2,094,393	1,978,772
Noncontrolling interest	44,710	44,999

Total equity	2,139,103	2,023,771

	$7,613,074	$7,527,936

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2011	2010
Cash Flows from Operating Activities:
Net income	$129,987	$82,762
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	71,526	53,511
Gain on sale of assets and businesses	0	(1,848)
Stock-based compensation expense	3,954	4,065
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(103,919)	(46,499)
Accrued interest	12,875	8,357
Accrued and deferred income taxes	68,994	37,380
Other working capital accounts	(27,056)	(2,389)
Other assets and deferred charges	6,777	(489)
Other	11,208	(4,164)
Accrued insurance expense, net of commercial premiums paid	23,744	18,960
Payments made in settlement of self-insurance claims	(14,913)	(10,187)

Net cash provided by operating activities	183,177	139,459

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(56,558)	(62,576)
Proceeds received from sale of assets and businesses	991	2,894
Costs incurred for purchase and implementation of electronic health records application	(8,145)	(3,742)

Net cash used in investing activities	(63,712)	(63,424)

Cash Flows from Financing Activities:
Reduction of long-term debt	(136,403)	(68,363)
Additional borrowings	73,500	0
Financing costs	(23,140)	0
Repurchase of common shares	(3,170)	(2,157)
Dividends paid	(4,876)	(4,834)
Issuance of common stock	1,251	1,627
Profit distributions to noncontrolling interests	(4,025)	(4,623)

Net cash used in financing activities	(96,863)	(78,350)

Increase (decrease) in cash and cash equivalents	22,602	(2,315)
Cash and cash equivalents, beginning of period	29,474	9,180

Cash and cash equivalents, end of period	$52,076	$6,865

Supplemental Disclosures of Cash Flow Information:
Interest paid	$37,130	$5,482

Income taxes paid, net of refunds	$4,527	$6,732

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change Quarter Ended 3/31/2011

Acute Care Hospitals
Revenues	6.6%
Adjusted Admissions	0.6%
Adjusted Patient Days	2.2%
Revenue Per Adjusted Admission	5.9%
Revenue Per Adjusted Patient Day	4.3%

Behavioral Health Hospitals

Revenues	6.5%
Adjusted Admissions	6.4%
Adjusted Patient Days	1.8%
Revenue Per Adjusted Admission	0.1%
Revenue Per Adjusted Patient Day	4.6%

UHS Consolidated	First Quarter Ended
	3/31/2011	3/31/2010

Revenues	$1,910,528	$1,347,153
EBITDA (1)	$315,970	$183,116
EBITDA Margin (1)	16.5%	13.6%

Cash Flow From Operations	$183,177	$139,459
Days Sales Outstanding	44	43
Capital Expenditures	$56,558	$62,576

Debt	3,853,892	893,141
UHS Shareholders Equity	2,094,393	1,821,755
Debt / Total Capitalization	64.8%	32.9%
Debt / EBITDA (2)	4.43	1.29
Debt / Cash From Operations (2)	7.07	1.72

Acute Care EBITDAR Margin (3)	18.0%	16.1%
Behavioral Health EBITDAR Margin (3)	25.4%	25.5%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

MARCH 31, 2011

AS REPORTED:

For the three months ended

	Acute			Behavioral Health
	03/31/11	03/31/10%		03/31/11	03/31/10%

Hospitals owned and leased	21	21	0.0%	188	82	129.3%
Average licensed beds	5,695	5,689	0.1%	19,396	7,971	143.3%
Patient days	307,370	305,676	0.6%	1,299,272	538,750	141.2%
Average daily census	3,415.2	3,396.4	0.6%	14,436.4	5,986.1	141.2%
Occupancy-licensed beds	60.0%	59.7%	0.4%	74.4%	75.1%	-0.9%
Admissions	67,938	68,638	-1.0%	89,563	36,357	146.3%
Length of stay	4.5	4.5	1.6%	14.5	14.8	-2.1%

Inpatient revenue	$3,222,247	$2,783,431	15.8%	$1,391,201	$544,781	155.4%
Outpatient revenue	1,370,118	1,116,925	22.7%	149,595	77,977	91.8%
Total patient revenue	4,592,365	3,900,356	17.7%	1,540,796	622,758	147.4%
Other revenue	17,354	15,803	9.8%	34,208	8,408	306.9%
Gross hospital revenue	4,609,719	3,916,159	17.7%	1,575,004	631,166	149.5%

Total deductions	3,555,426	2,926,848	21.5%	724,701	281,984	157.0%

Net hospital revenue	$1,054,293	$989,311	6.6%	$850,303	$349,182	143.5%

SAME FACILITY:

	Acute			Behavioral Health (1)
	03/31/11	03/31/10%		03/31/11	03/31/10%

Hospitals owned and leased	21	21	0.0%	81	81	0.0%
Average licensed beds	5,695	5,689	0.1%	7,999	7,857	1.8%
Patient days	307,386	305,676	0.6%	541,782	530,325	2.2%
Average daily census	3,415.4	3,396.4	0.6%	6,019.8	5,892.5	2.2%
Occupancy-licensed beds	60.0%	59.7%	0.5%	75.3%	75.0%	0.3%
Admissions	67,938	68,638	-1.0%	38,816	36,344	6.8%
Length of stay	4.5	4.5	1.6%	14.0	14.6	-4.3%

(1)	Pennsylvania Clinical School is excluded in both current and prior years. Facilities acquired in acquisition of Psychiatric Solutions are excluded in current and prior years.